Exhibit 16

[LOGO OMITTED]

March 30, 2004

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4 of Form 8-K of First Security Bancorp, Inc. dated March 30, 2004 and filed March 31, 2004, and are in agreement with those statements.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC
Lexington, Kentucky